EXECUTION VERSION



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                            GENESEE & WYOMING INC.








                  FIRST SUPPLEMENT TO NOTE PURCHASE AGREEMENT




                           Dated as of June 1, 2005








                          $125,000,000 Floating Rate
                           Series 2005 Senior Notes
                               Due June 1, 2015









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                                                              EXECUTION VERSION


                            GENESEE & WYOMING INC.
                              66 FIELD POINT ROAD
                         GREENWICH, CONNECTICUT 06830


                                                                    Dated as of
                                                                   June 1, 2005

To the Purchaser named in
Schedule A hereto


Ladies and Gentlemen:

          This First Supplement to Note Purchase Agreement (the "Supplement") is between GENESEE & WYOMING INC., a Delaware corporation (the "Company"), and the financial institution named on Schedule A attached hereto (the "Purchaser").

          Reference is hereby made to that certain Note Purchase Agreement dated as of November 12, 2004 (the "Note Purchase Agreement") between the Company and the purchasers listed on Schedule A thereto. All capitalized terms not otherwise defined herein shall have the same meaning as specified in the Note Purchase Agreement. Reference is further made to Section 2.2 of the Note Purchase Agreement which requires that, prior to the delivery of any Additional Notes, the Company and each Additional Purchaser shall execute and deliver a Supplement.

          The Company hereby agrees with the Purchaser as follows:

          1. (a) The Company has authorized the issue and sale of $125,000,000 aggregate principal amount of its Floating Rate Series 2005 Senior Notes due June 1, 2015 (the "Series 2005 Notes"). The Series 2005 Notes, together with the Series 2004-A Notes initially issued pursuant to the Note Purchase Agreement and each series of Additional Notes which may from time to time hereafter be issued pursuant to the provisions of Section 2.2 of the Note Purchase Agreement, are collectively referred to as the "Notes" (such term shall also include any such notes issued in substitution therefor pursuant to
Section 13 of the Note Purchase Agreement). The Series 2005 Notes shall be substantially in the form set out in Exhibit 1 hereto with such changes therefrom, if any, as may be approved by the Purchaser and the Company.

          (b) (i) The Series 2005 Notes shall bear interest (computed on the basis of a 360-day year and actual days elapsed) on the unpaid principal thereof from the date of issuance at a floating rate equal to the Adjusted LIBOR Rate from time to time, payable quarterly on the first day of March, June, September and December and at maturity, commencing on September 1, 2005, until such principal sum shall have become due and payable (whether at maturity, upon notice of prepayment or otherwise) (each such date being referred to herein as an "Interest Payment Date") and, to the extent permitted by law, interest (so computed) on any overdue

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payment of principal of, or interest on, the Series 2005 Notes shall be increased by 2.0% per annum above the Adjusted Libor Rate otherwise applicable until paid.

          (ii) The Adjusted LIBOR Rate for the Series 2005 Notes shall be determined by the Company, and notice thereof shall be given to the Purchaser of the Series 2005 Notes, within three Business Days after the beginning of each Interest Period, together with a copy of the relevant screen used for the determination of LIBOR, a calculation of Adjusted LIBOR Rate for such Interest Period, the number of days in such Interest Period, the date on which interest for such Interest Period will be paid and the amount of interest to be paid to the Purchaser of the Series 2005 Notes on such date and any such determination made in accordance with the provisions of this Agreement, shall be presumptively correct absent manifest error.

          "Adjusted Libor Rate" for each Interest Period shall be a rate per annum equal to LIBOR for such Interest Period plus 85 basis points; provided, however, that upon the lapse of 90 days from the Closing the Adjusted Libor Rate shall be increased by 52.5 basis points above the then applying Adjusted Libor Rate and provided further, that upon the lapse of 270 days from the Closing the Adjusted Libor Rate shall be increased by 12.5 basis points above the then applying Adjusted Libor Rate.

          "Interest Period" shall mean, as to the Series 2005 Notes, the period commencing on the date of issuance and ending on the last day of August, 2005 and thereafter commencing on the first day of September, December, March and June and ending on the last day of November with respect to September 1 commencements, February with respect to December 1 commencements, May with respect to March 1 commencements and August with respect to June 1 commencements; provided that:

               (i) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day, unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the immediately preceding Business Day; and

               (ii) no Interest Period shall extend beyond June 1, 2015.

          "Libor" shall mean, for any Interest Period, the rate per annum (rounded upwards, if necessary, to the next higher one hundred thousandth of a percentage point) for deposits in U.S. Dollars for a 90 day period which appears on the Bloomberg Financial Markets Service Page BBAM 1 (or if such page is not available, the Reuters Screen LIBO Page) as of 11:00 a.m. (London, England time) on the date two Business Days before the commencement of such Interest Period (or three Business Days prior to the beginning of the first Interest Period). "Reuters Screen LIBO Page" means the display designated as the "LIBO" page on the Reuters Monitory Money Rates Service (or such other page as may replace the LIBO page on that service or such other service as may be nominated by the British Bankers' Association as the information vendor for the purpose of displaying British Banker's Association Interest Settlement Rates for U.S. Dollar deposits).

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         2. Subject to the terms and conditions hereof and as set forth in the
Note Purchase Agreement and on the basis of the representations and warranties hereinafter set forth, the Company agrees to issue and sell to the Purchaser, and the Purchaser agrees to purchase from the Company, Series 2005 Notes in the principal amount set forth opposite such Purchaser's name on Schedule A hereto at a price of 100% of the principal amount thereof on the closing date hereinafter mentioned.

         3. The sale and purchase of the Series 2005 Notes to be purchased by the Purchaser shall occur at the offices of McGuireWoods LLP, 77 W. Wacker Drive, Suite 4100 Chicago, Illinois 60601, at 10:00 A.M. Chicago time, at a closing (the "Closing") on June 1, 2005 or on such other Business Day thereafter on or prior to September 25, 2005 as may be agreed upon by the Company and the Purchaser. At the Closing, the Company will deliver to the Purchaser the Series 2005 Notes to be purchased by the Purchaser in the form of a single Series 2005 Note (or such greater number of Series 2005 Notes in denominations of at least $100,000 as the Purchaser may request) dated the date of the Closing and registered in the Purchaser's name (or in the name of the Purchaser's nominee), against delivery by the Purchaser to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company to Account Number: 320420022891 at Key Bank, ABA Number:
021300077, Name: Genesee & Wyoming Inc. If, at the Closing, the Company shall fail to tender such Series 2005 Notes to the Purchaser as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to the Purchaser's reasonable satisfaction or waived, the Purchaser shall, at the Purchaser's election, be relieved of all further obligations under this Agreement, without thereby waiving any rights the Purchaser may have by reason of such failure or such nonfulfillment.

         4. The obligation of the Purchaser to purchase and pay for the Series 2005 Notes to be sold to the Purchaser at the Closing is subject to the fulfillment to the Purchaser's reasonable satisfaction or waiver, prior to or at the Closing, of the conditions set forth in Section 4 of the Note Purchase Agreement with respect to the Series 2005 Notes to be purchased at the Closing, to the conditions set forth in the Commitment Letter, dated as of May 25, 2005, between the Company and Banc of America Mezzanine Capital LLC (the "Commitment Letter") including all attachments, riders and exhibits thereto and to the following additional conditions:

               (a) Except as supplemented, amended or superseded by the representations and warranties set forth in Exhibit A hereto, each of the representations and warranties of the Company set forth in
          Section 5 of the Note Purchase Agreement shall be correct in all material respects as of the date of Closing and the Company shall have delivered to the Purchaser an Officer's Certificate of the Company, dated the date of the Closing certifying that such condition has been fulfilled.

               (b) Contemporaneously with the Closing, the Company shall sell to the Purchaser, and the Purchaser shall purchase, the Series 2005 Notes to be purchased by the Purchaser at the Closing as specified in Schedule A.

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               (c) Each Subsidiary Guarantor (as defined in that certain
          Guaranty Ratification) shall have executed and delivered a Guaranty Ratification with respect to its Subsidiary Guaranty in the form of Exhibit B attached hereto.

               (d) Each Additional Guarantor (as defined in that certain Guaranty Joinder) shall have executed and delivered a Guaranty Joinder in the form of Exhibit C attached hereto.

          5. (a) Required Prepayments of Series 2005 Notes.

          (i) Notwithstanding any provisions contained in Section 8.1 of the Note Purchase Agreement, the entire outstanding principal amount of the Series 2005 Notes shall become due and payable on June 1, 2015.

          (ii) The entire outstanding principal amount of any Series 2005 Notes held by the Purchaser or any of its Affiliates, in whole, or in part, shall be prepaid at par together with any interest accrued and unpaid thereon to the date of such prepayment plus any Libor Breakage Amount from the first net cash proceeds of any issuance of Notes or other debt securities by the Company or any of its Restricted Subsidiaries; provided, however, that the net cash proceeds of any debt issuance in the form of a capital lease for the purchase of equipment or through government funded or sponsored programs for rail improvements or the like shall not be required to be used to prepay such Series 2005 Notes.

               "Libor Breakage Amount" shall mean any loss, cost or expense (other than lost profits) actually incurred by any holder of the Series 2005 Notes as a result of any payment or prepayment of any Series 2005 Note on a day other than a regularly scheduled Interest Payment Date for such Series 2005 Note or at the scheduled maturity (whether voluntary, mandatory, automatic, by reason of acceleration or otherwise), and any loss or expense arising from the liquidation or reemployment of funds obtained by it or from fees payable to terminate the deposits from which such funds were obtained, provided that any such loss, cost or expense shall be limited to the time period from the date of such prepayment through the earlier of (i) the next Interest Payment Date, or (ii) the maturity date of the Series 2005 Notes. The holder shall determine the LIBOR Breakage Amount with respect to the principal amount of its Series 2005 Notes then being paid or prepaid (or required to be paid or prepaid) by written notice to the Company setting forth such determination in reasonable detail not less than two Business Days prior to the date of prepayment in the case of any prepayment pursuant to Section 5(b) hereof. Each such determination shall be presumptively correct absent manifest error

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          (b) Optional Prepayments. Notwithstanding any provisions contained in Section 8.2 of the Note Purchase Agreement, the Series 2005 Notes are subject to prepayment, in whole or in part, at the option of the Company at par together with any interest accrued and unpaid thereon to the date of such prepayment plus any Libor Breakage Amount.

          (c) Allocation of Partial Prepayments. In the case of each partial prepayment of the Series 2005 Notes pursuant to this Supplement or the provisions of Section 8.2 of the Note Purchase Agreement, the principal amount of the Series 2005 Notes to be prepaid shall be allocated among all of the Notes of such Series at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof.

          6. The Purchaser represents and warrants that the representations and warranties set forth in Section 6 of the Note Purchase Agreement are true and correct on the date hereof with respect to the purchase of the Series 2005 Notes by the Purchaser.

          7. The Company and the Purchaser agree to be bound by and comply with the terms and provisions of the Note Purchase Agreement as fully and completely as if the Purchaser were an original signatory to the Note Purchase Agreement.

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          The execution hereof shall constitute a contract between the Company and the Purchaser for the uses and purposes hereinabove set forth, and this agreement may be executed in any number of counterparts, each executed counterpart constituting an original but all together only one agreement.

                                      GENESEE & WYOMING INC.


                                      By /s/ Adam Frankel
                                         Name:  Adam Frankel
                                         Title: Secretary


Accepted as of June 1, 2005

                                      BANC OF AMERICA MEZZANINE CAPITAL LLC

                                      By /s/ Stephen T. Monahan, Jr.
                                         Name:  Stephen T. Monahan, Jr.
                                         Title: President